Exhibit 99.1: Peoples Financial Corporation Press Release Dated December 18, 2017

FOR IMMEDIATE RELEASE

For more information, contact:

Paul D. Guichet, Vice President

228-435-8761

pguichet@thepeoples.com

PEOPLES FINANCIAL CORPORATION BEGINS TRADING ON OTCQX

BILOXI, MS (December 18, 2017)—Peoples Financial Corporation (OTCQX: PFBX), parent of The Peoples Bank, began trading today on the OTCQX Best Market, a premium market operated by OTC Markets Group, Inc. (OTCQX: OTCM). Investors can find current financial information and Real-Time Level 2 Quotes for Peoples Financial Corporation on www.otcmarkets.com.

“Peoples Financial Corporation is delighted to join the OTCQX Best Market,” said Chevis C. Swetman, Chairman, President and Chief Executive Officer. “The OTCQX Best Market provides an informative and efficient trading environment for our shareholders,” he added.

FIG Partners LLC, an investment banking and research boutique specializing in community banks, served as Peoples Financial Corporation’s OTCQX sponsor and provided professional guidance on OTCQX requirements.

The company’s financial statements will continue to be audited by an independent accounting firm and the company will continue to publish quarterly and annual financial information through press releases, postings on the OTCQX website (www.otcmarkets.com) and the company’s website (www.thepeoples.com). The company will continue to report detailed quarterly financial results to its primary federal regulator, which are publicly available on the FDIC’s website (www.fdic.gov).

Founded in 1896, with $657 million in assets as of September 30, 2017, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, which trades on the OTCQX Best Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.

This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.